EXHIBIT 3

     	    CERTIFICATE ELIMINATING THE CERTIFICATE OF DESIGNATIONS
                          WITH RESPECT TO THE
                  10.24% CUMULATIVE PREFERRED STOCK

                                   OF

                           NORWEST CORPORATION

                  ____________________________________

                 Pursuant to Section 151 of the General
                Corporation Law of the State of Delaware
                  ____________________________________


    The undersigned DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of Norwest Corporation, a Delaware corporation, at a meeting duly convened and held on January 23, 1996, at which a quorum was present and acting throughout:

	   WHEREAS resolutions were adopted by the Stock Committee of the Board of Directors pursuant to authority expressly granted by the Board of Directors, which resolutions are set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware on December 21, 1990, providing for and authorizing the issuance of 1,150,000 shares of 10.24% Cumulative Preferred Stock ("Series A Preferred Stock"); and

	    WHEREAS by resolutions adopted by the Board of Directors of the Corporation on November 28, 1995, the Board of Directors authorized the redemption of all the outstanding shares of Series A Preferred Stock; and

     WHEREAS all the outstanding shares of Series A Preferred Stock were redeemed on January 2, 1996;

	    RESOLVED that none of the authorized shares of Series A Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations previously filed on December 21, 1990 with the Secretary of State of the State of Delaware with respect to such series.

     RESOLVED that the Chairman, the President, any Vice President, the Secretary and any Assistant Secretary are hereby authorized to execute, acknowledge, and file such instruments and documents as they, or any of them,

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may deem necessary or advisable to eliminate from the Restated Certificate of
Incorporation of the Corporation all matters set forth in said Certificate of Designations with respect to the Series A Preferred Stock.

      IN WITNESS WHEREOF, NORWEST CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Stanley S. Stroup, its Executive Vice President, and attested by Laurel A. Holschuh, its Secretary, this 30th day of January, 1996.


(Corporate Seal)                        NORWEST CORPORATION


                                        By  /s/ Stanley S. Stroup
                                            Executive Vice President

ATTEST:


/s/ Laurel A. Holschuh
Secretary



[Filed in the Office of the Delaware Secretary of State on January 31, 1996]



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